UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2009

HARRIS CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(321) 727-9100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 31, 2009, Harris Corporation (the "Company") issued a press release announcing that its Board of Directors has approved the spin-off to its shareholders of all the shares of Harris Stratex Networks, Inc. ("HSTX") owned by the Company. The spin-off will take place in the form of a taxable pro rata stock dividend payable on May 27, 2009 to the Company’s shareholders of record as of 5:30 p.m. Eastern Time on May 13, 2009, the record date for the spin-off dividend. The Company’s shareholders will receive approximately .24 of a share of HSTX Class A common stock for every share of Company common stock they own on the record date. The Company currently owns 32,913,377 shares of Class B common stock of HSTX, which will be exchanged for an equivalent number of shares of HSTX Class A common stock by the Company prior to the distribution. Following the distribution, only Class A common stock of HSTX will be outstanding. The Company’s shareholders entitled to receive HSTX shares do not need to take any action and will receive a book entry account statement reflecting their ownership of HSTX shares or their brokerage account will be credited with the HSTX shares. The full text of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

99.1 Press Release, issued by Harris Corporation on March 31, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

March 31, 2009	By:	/s/ Scott T. Mikuen

Name: Scott T. Mikuen
Title: Vice President, Associate General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, issued by Harris Corporation on March 31, 2009.